EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in the Form 10-KSB of Applied Medical Devices, Inc. (the "Company"), of our report of June 7, 2006 on the financial statements for the year ended April 30, 2006.

“AJ ROBBINS, PC.”

AJ ROBBINS, PC.

Denver, Colorado

August 13, 2007